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                                                                     EXHIBIT 2.1


                            SUBSCRIPTION AGREEMENT


     THIS SUBSCRIPTION AGREEMENT (the "Subscription Agreement"), dated as of the 28th day of July, 1997, between HAVENWOOD VENTURES, INC., a Delaware corporation (the "Subscriber"), and HAVENWOOD ACQUISITION CORP., a Texas corporation
(the "Company").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Subscriber and the Company have entered into that certain Agreement (the "Agreement"), dated as of an even date herewith, by and between the Subscriber, the Company and IWC SERVICES, Inc., a Texas corporation ("IWC"), which contemplates, among other actions, (i) the sale of capital stock by the Company to the Subscriber and (ii) the merger of the Company and IWC (the "Merger");

     WHEREAS, the Subscriber desires to acquire 1,000 of the authorized, but unissued, shares of Common Stock, $.01 par value per share (the "Common Stock") of the Company for consideration consisting of shares, warrants and options of the Subscriber sufficient to fulfill the obligations of the Company in the event the Merger is consummated, and if the Merger is not consummated, for consideration consisting of $1,000 in cash;

     WHEREAS, the Company desires to sell the Common Stock to the Subscriber on such terms; and

     WHEREAS, the Plan and Agreement of Merger (the "Merger Agreement"), by and between the Company and IWC, as contemplated in the Agreement, sets forth that all of the outstanding capital stock, warrants and options of IWC will be canceled and exchanged for common stock, warrants and options of the Subscriber held by the Company;

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

     1. Subscription. Subject to the terms and conditions hereof and the provisions of the Agreement, the Subscriber hereby irrevocably subscribes for 1,000 shares (the "Shares") of Common Stock for the consideration set forth herein.

     2. Purchase Price. The purchase price to be paid by the Subscriber to the Company at Closing (as defined herein) as payment for the Shares (hereinafter called the "Purchase Price") shall be as follows:

          (a) In the event that the Merger as contemplated in the Agreement is consummated, the Purchase Price shall be the number of shares of IWC Common, IWC Warrants and IWC Options (as defined in the Agreement) to be exchanged for the canceled shares of capital stock, warrants and options of IWC at the closing of the Merger, as more fully set forth in the Merger Agreement; or

          (b) In the event that the Merger is not consummated, the Purchase Price shall be One Thousand Dollars ($1,000.00) in cash.
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     3.   Closing.

          (a) The closing ("Closing") of the purchase and sale of the Shares subscribed for hereby shall be held at the same time, place and date as the closing contemplated in the Agreement.

          (b) At the Closing, in accordance with this Subscription Agreement, the Company shall issue and deliver to the Subscriber the Shares.

          (c) At the Closing, the Subscriber shall deliver to the Company the Purchase Price. Upon receipt of the Purchase Price the Company shall place such consideration with the Exchange Agent pending satisfaction of the conditions to Closing specified herein.

     4. Representations and Warranties of the Company. In addition to the representations and warranties set forth in the Agreement, the Company represents and warrants to the Subscriber, as follows:

          (a) The Shares to be delivered to the Subscriber at the Closing are duly authorized and will, when issued in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and will not be subject to any unpaid transfer or other taxes.

          (b) The Company is authorized to issue 1,000 shares of Common Stock. No shares of the Common Stock are presently issued or outstanding. No other classes of capital stock of the Company are authorized or outstanding.

          (c) All documents and other papers delivered by or on behalf of the Company in connection with this Subscription Agreement, the Agreement, or the transactions contemplated therein are true, complete and authentic. No representation, warranty, covenant or agreement of the Company, contained in this Subscription Agreement or in the Agreement, and no document or other paper furnished by or on behalf of the Company, to the Subscriber pursuant to this Subscription Agreement or the Agreement, or in connection with the transactions contemplated thereby, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not false and misleading.

          (d) The Company has all right and authority to execute and deliver this Subscription Agreement. This Subscription Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms except as the enforceability hereof may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally, or by court-applied equitable remedies.

     5. Representations and Warranties of Subscriber. In addition to the representations and warranties set forth in the Agreement, Subscriber hereby represents and warrants to the Company that:

          (a) The Subscriber is aware that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state, and, therefore, cannot be sold, pledged, assigned or otherwise transferred except in accordance with the registration requirements of the Act and/or any applicable state securities laws or an exemption
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     from such registration requirements, and further, that only the Company can take action to so register the Shares.

          (b) All documents and other papers delivered by or on behalf of the Subscriber in connection with this Subscription Agreement, the Agreement, or the transactions contemplated therein are true, complete and authentic. No representation, warranty, covenant or agreement of the Subscriber, contained in this Subscription Agreement or in the Agreement, and no document or other paper furnished by or on behalf of the Subscriber, to the Company pursuant to this Subscription Agreement or the Agreement or in connection with the transactions contemplated therein, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in a context in which made, not false or misleading.

          (c) The Subscriber has all right and authority to make such investment in the Shares and to execute and deliver this Subscription Agreement. This Subscription Agreement is a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms except as the enforceability hereof may be affected by bankruptcy, insolvency or similar laws affecting creditor's rights generally, or by court-applied equitable remedies.

     6. Conditions to Obligations of Subscriber. The obligations of Subscriber hereunder are, at its option, subject to the conditions that the representations and warranties of the Company in Section 4 hereof shall be accurate as of the Closing Date, as though such representations and warranties had been made at and as of such time, and all of the terms, covenants and conditions of this Subscription Agreement and the Agreement to be complied with and performed by the Company on or before the Closing Date shall have been duly complied with and performed.

     7. Conditions to Obligations of the Company. The obligations of the Company hereunder are, at its option, subject to the conditions that the representations and warranties of Subscriber in Section 5 hereof shall be accurate as of the Closing Date, as though such representations and warranties had been made at and as of such time, and all of the terms, covenants and conditions to this Agreement to be complied with and performed by the Subscriber on or before the Closing Date shall have been duly complied with and performed.

     8. Consummation of Merger. It is the understanding of the parties that the Merger described in the Agreement shall be consummated immediately after the Closing of this Subscription Agreement, substantially on the terms of such Merger as set forth in the Agreement and the Merger Agreement. In the event the Merger is not consummated, the Purchase Price shall be modified to the consideration as set forth in Section 2(b) hereof.

     9. Indemnification. The Subscriber and the Company acknowledge that they understand the meaning and legal consequences of the representations, warranties and covenants set forth in Sections 4 and 5 above and that each party, and its respective officers, directors, employees and agents have relied or will rely upon such representations, warranties and covenants, and they hereby agree to indemnify and hold harmless each other and their respective officers, directors, employees and agents from and against any and all loss, claim, damage, liability or expense, and any action in respect thereof, joint or several, to which any such person may become subject, due to or arising out of a breach of any such representation, warranty or covenant, together with all reasonable costs and expenses (including attorney's fees) incurred by any such person in connection with any action, suit, proceeding, demand, assessment or judgment
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incident to any of the matters so indemnified against.

     10. Survival. All representations, warranties and covenants contained in this Subscription Agreement, including without limitation the indemnification contained in Section 8 above, shall survive the termination of this Subscription Agreement. The parties acknowledge and agree that this Subscription Agreement shall survive changes in the transactions, documents and instruments described in the Agreement and the Merger Agreement which are not material.

     11. Applicable Law. It is the intention of the Company and the Subscriber that the internal laws, and not the laws of conflicts, of the State of Texas shall govern the enforceability and validity of this Subscription Agreement, the construction of its terms and the interpretation of the rights and duties of the Company and the Subscriber; provided, however, that with respect to matters of law concerning the internal affairs of any entity that is a party to or the subject of this Subscription Agreement the law of the jurisdiction of organization of such entity shall govern.

     IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the date first above written.

                                            "SUBSCRIBER"
                                            HAVENWOOD VENTURES, INC.



                                            By: /s/ MARK LEIBOVIT

                                            Name:  Mark Leibovit

                                            Title: President


                                            "COMPANY"
                                            HAVENWOOD ACQUISITION CORP.



                                            By: /s/ JOHN L. PETERSEN

                                            Name:  John L. Petersen

                                            Title: President